Exhibit 99.1

NEWS RELEASE

Contacts:Geoff Banta, EVP & CFO
AMERISAFE, Inc.
337-463-9052

FOR IMMEDIATE RELEASE	Ken Dennard, Managing Partner
Karen Roan, Sr.VP
DRG&E / 713-529-6600
AMERISAFE ANNOUNCES 2007 FIRST QUARTER RESULTS
     DeRidder, LA – May 7, 2007 — AMERISAFE, Inc. (Nasdaq: AMSF) today announced results for the first quarter ended March 31, 2007.
     Gross premiums written in the first quarter totaled $90.5 million, an increase of 12.0% over gross premiums written of $80.8 million for the first quarter of 2006. First quarter revenues totaled $83.0 million, a 10.4% increase over revenues of $75.2 million in the prior year period. Net investment income increased to $6.9 million in the first quarter, from $6.0 million for the same period last year.
     Net income in the first quarter was $8.4 million compared to net income of $7.2 million in the 2006 first quarter, an increase of 16.3%. There were no realized capital gains included in net income for the first quarter of 2007, while net income for the first quarter of 2006 included realized capital gains of $1.2 million (before tax). The Company’s return of average equity for the first quarter of 2007 was 17.9%, compared to 19.1% for the same period in 2006.
     In the first quarter of 2007, diluted earnings per share allocable to common shareholders were $0.42, compared to $0.36 in the same period of 2006. Weighted average diluted shares outstanding for the first quarter of 2007 were 18,999,939 shares compared to 17,607,277 shares in the first quarter of 2006.
     The net combined ratio for the first quarter of 2007 was 92.5% compared to 95.0% for the same period in 2006. Loss and loss adjustment expenses for the first quarter of 2007 totaled $52.5 million, or 69.2% of net premiums earned, compared to $47.9 million, or 70.5% of net premiums earned for the same period in 2006. Total underwriting expenses for the first quarter of 2007 were $17.2 million, or 22.6% of net premiums earned, compared to $16.4 million, or 24.2% of net premiums earned, for the first quarter 2006.
     Commenting on these results, Allen Bradley, AMERISAFE’s Chairman, President and Chief Executive Officer, stated, “Our top-line growth, combined ratio and return on average equity all exceeded our expectations for the first quarter of 2007. We are obviously pleased with these results and believe that we are solidly positioned to meet our overall financial objectives for the year. It is also noteworthy that the Company’s total assets exceeded $1 billion for the first time in our 21-year history.”
2007 Outlook
     The Company is reaffirming its guidance for the full year and presently expects gross premiums written of between $350 million and $360 million, a combined ratio of less than 95% and a return on average equity of greater than 16%. AMERISAFE calculates return on average equity by dividing net income by the average of shareholders’ equity plus redeemable preferred stock.
Conference Call Information
     AMERISAFE has scheduled a conference call for Tuesday, May 8, 2007, at 10:00 a.m. Eastern Time. To participate in the conference call dial 303-262-2131 at least 10 minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through May 15, 2007. To access the replay, dial 303-590-3000 and use the pass code 11088640#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 60 days at http://www.amerisafe.com.

About AMERISAFE
     AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging, agriculture, oil and gas, maritime and sawmills. AMERISAFE actively markets workers’ compensation insurance in 31 states and the District of Columbia.
     Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from the results expressed or implied in these statements as the results of risks, uncertainties and other factors including, but not limited to, the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2006. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.
- Tables to follow -

AMERISAFE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Gross premiums written	$90,485	$80,819
Ceded premiums written	(4,973)	(4,451)

Net premiums written	$85,512	$76,368

Net premiums earned	$75,881	$67,874
Net investment income	6,925	5,973
Net realized gains on investments	—	1,154
Fee and other income	139	157

Total revenues	82,945	75,158

Expenses:
Loss and loss adjustment expenses incurred	52,503	47,871
Underwriting and other operating costs	17,158	16,430
Interest expense	878	813
Policyholder dividends	521	171

Total expenses	71,060	65,285

Income before taxes	11,885	9,873
Income tax expense	3,467	2,637

Net income	8,418	7,236

Preferred dividends	—	—

Net income available to common shareholders	$8,418	$7,236

AMERISAFE, INC. AND SUBSIDIARIES
Consolidated Statements of Income (cont.)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Basic EPS:
Net income available to common shareholders	$8,418	$7,236

Portion allocable to common shareholders	94.0%	87.8%

Net income allocable to common shareholders	$7,913	$6,351

Basic weighted average common shares	18,716,479	17,420,722
Basic earnings per share	$0.42	$0.36

Diluted EPS:
Net income allocable to common shareholders	$7,913	$6,351

Diluted weighted average common shares:
Weighted average common shares	18,716,479	17,420,722
Stock options	271,340	179,492
Restricted stock	12,120	7,063

Diluted weighted average common shares	18,999,939	17,607,277

Diluted earnings per common share	$0.42	$0.36

AMERISAFE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Investments	$630,926	$638,780
Cash and cash equivalents	44,505	26,748
Amounts recoverable from reinsurers	112,634	109,603
Premiums receivable, net	162,237	144,384
Deferred income taxes	30,535	29,466
Deferred policy acquisition costs	19,544	18,486
Deferred charges	3,929	3,548
Other assets	24,886	23,131

	$1,029,196	$994,146

Liabilities, redeemable preferred stock and shareholders’ equity
Liabilities:
Reserves for loss and loss adjustment expenses	$535,144	$519,178
Unearned premiums	147,393	137,761
Insurance-related assessments	41,963	40,886
Subordinated debt securities	36,090	36,090
Other liabilities	75,475	76,447

Redeemable preferred stock	25,000	25,000

Total shareholders’ equity	168,131	158,784

Total liabilities, redeemable preferred stock and shareholders’ equity	$1,029,196	$994,146

AMERISAFE, INC. AND SUBSIDIARIES
Selected Insurance Ratios

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Current accident year loss ratio (1)	69.2%	70.5%
Prior accident year loss ratio (2)	0.0%	0.0%

Net loss ratio	69.2%	70.5%

Net underwriting expense ratio (3)	22.6%	24.2%
Net dividend ratio (4)	0.7%	0.3%
Net combined ratio (5)	92.5%	95.0%
Return on Average Equity (6)	17.9%	19.1%

(1)	The current accident year loss ratio is calculated by dividing loss and loss adjustment expenses incurred for the current accident year by the current year’s net premiums earned.

(2)	The prior accident year loss ratio is calculated by dividing the change in loss and loss adjustment expenses incurred for prior accident years by the current year’s net premiums earned.

(3)	The net underwriting expense ratio is calculated by dividing underwriting and certain other operating costs by the current year’s net premiums earned.

(4)	The net dividend ratio is calculated by dividing policyholder dividends by the current year’s net premiums earned.

(5)	The net combined ratio is the sum of the net loss ratio, the net underwriting expense ratio and the net dividend ratio.

(6)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity, including redeemable preferred stock for the applicable period.